UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2006

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50782	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 215, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

On May 17, 2006, Hana Biosciences, Inc. (the “Company”) disclosed in a Current Report on Form 8-K dated May 16, 2006 that the Company had entered into common stock purchase agreements with certain investors pursuant to which the Company agreed to sell a total of 4,701,100 shares of common stock (the “Shares”) in a registered direct offering for total gross proceeds of approximately $40.0 million and net proceeds of approximately $37.6 after deducting selling commissions but prior to deducting offering expenses. The sale of the Shares was completed on May 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: May 19, 2006	By:	/s/ John P. Iparraguirre
John P. Iparraguirre Vice President, Chief Financial Officer